Exhibit 10.28

AGREEMENT REGARDING TERMINATION

OF OBLIGATION TO GUARANTY INDEBTEDNESS

This Agreement (this “Agreement”), dated as of this 28th day of March, 2003, between FRANK A. ARGENBRIGHT, JR., an individual resident of the State of Georgia (“Argenbright”), and AHL SERVICES, INC., a Georgia corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, on or about September     , 2001, the parties entered into that certain Settlement Agreement (the “Settlement Agreement”) pursuant to which, among other things, the Company agreed that, upon the occurrence of certain events, it would guaranty up to $10 million of Argenbright’s personal debt; and

WHEREAS, the conditions to such guaranty have not yet occurred; and

WHEREAS, in connection with and as a condition to the Company obtaining additional financing, the Company’s prospective lenders have required that the Company’s obligation with respect to the guaranty of such indebtedness of Argenbright be subject to termination; and

WHEREAS, Argenbright has agreed to the termination of the Company’s obligations with respect to the guaranty of his personal indebtedness upon the terms and conditions set forth below; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined shall have the meaning assigned to such terms in the Settlement Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Termination of Guaranty Obligation.

1.1 The Company shall have the right, which may be exercised at any time after the date of this Agreement and prior to the execution and delivery by the Company of any Guaranty, to terminate the Company’s obligations under Section 2(a) of the Settlement Agreement to guarantee up to $10 million of the personal debt of Argenbright by (a) delivering to Argenbright written notice stating the Company’s election to terminate such obligation (the “Termination Notice”), and (b) advancing to Argenbright, contemporaneously with the delivery of the Termination Notice the sum of $2,000,000 (the “Termination Payment”). The timing and structure of the Termination Advance shall be agreed upon by the parties hereto at the time of the delivery of the Termination Notice. Upon delivery by the Company of the Termination Notice and the advance of the Termination Payment, all obligations of the Company under Section 2(a) of the Settlement Agreement to guarantee any personal indebtedness of Argenbright, and all obligations of the Company related thereto, shall terminate and shall no longer be of any force and effect, and neither Argenbright nor any successor or assignee of Argenbright nor any person or entity to which Argenbright is indebted shall have any rights to require the Company to guarantee any indebtedness of Argenbright.

1.2 Further Assurances. Although it is the intention of the parties that the obligation of the Company to guarantee any indebtedness of Argenbright shall terminate automatically upon the giving of the Termination Notice and the advance of the Termination Payment, without any further act or deed on the part of Argenbright or any other person or entity, Argenbright covenants and agrees that he will execute and deliver such instruments, papers, releases, termination agreements or other documents as the Company shall reasonably require to further evidence the termination of the Company’s obligation to guaranty any indebtedness of Argenbright.

1.3 Termination of Covenants and Lockup. Upon execution of this Agreement, the obligations of the Company under Section 3 and Section 4(f) of the Settlement Agreement shall terminate. Upon termination of the Company’s obligation to guarantee indebtedness of Argenbright, the obligations of Argenbright under Sections 2(b) and 2(c) of the Settlement Agreement shall also terminate, and thereafter Argenbright shall have no further obligations to the Company with respect to or arising under such provisions of the Settlement Agreement.

1.4 Other Provisions Remaining Effective. Notwithstanding the execution and delivery of this Agreement, the termination of the Company’s obligations to guarantee any indebtedness of Argenbright as herein provided, the termination of the obligations of Argenbright under Sections 2(b) and 2(c) of the Settlement Agreement, or the termination of the Company’s obligations under Section 3 and Section 4(f) of the Settlement Agreement, all other provisions of the Settlement Agreement (including specifically, but without limitation, the provisions of Sections 4 (except for Section 4(f)) and 5 thereof) shall remain in full force and effect and binding upon the parties to the Settlement Agreement in accordance with their terms; and nothing herein contained or contemplated hereby shall be deemed to modify, limit, vitiate or otherwise affect any of the obligations of the parties under such remaining provisions of the Settlement Agreement.

1.5 Independent Nature of Agreement. The parties acknowledge that the agreements herein contained are separate and independent from any other agreements or understandings now or hereafter existing between the parties, and no failure or claimed failure of performance by a party hereto under any other agreement now or hereafter existing between the parties to this Agreement shall affect the obligation of the parties to perform hereunder. Without limiting the generality of the foregoing, Argenbright acknowledges and agrees that no failure or claimed failure by the Company to perform any obligation that may be owed to Argenbright by the Company under any other agreement or understanding now or hereafter existing between him and the Company shall operate in any manner whatsoever to limit the rights of the Company to terminate the guaranty obligations in accordance with the terms hereof.

Section 2. Miscellaneous.

2.1 Tax Withholding. All taxes due on amounts paid to Argenbright under this Agreement shall be the responsibility of Argenbright. The Company shall be entitled to withhold all taxes that it determines it is legally required to withhold.

2.2 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

Company:

AHL Services, Inc.

1000 Wilson Boulevard

Arlington, Virginia 22209

Facsimile Number: (703) 528-1992

Argenbright:

Mr. Frank A. Argenbright, Jr.

3343 Peachtree Road, NE

Suite 710

Atlanta, Georgia 30326

Facsimile Number (404) 267-2230

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

2.3 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and representatives, heirs, and legatees.

2.4 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by both of the parties hereto.

2.5 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

2.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement. Unless otherwise specified to the contrary, all references to sections and paragraph headings are references to sections and paragraph headings of this Agreement.

2.7 Specific Performance. Each party hereto agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

2.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

2.9 Understanding. Argenbright acknowledges and agrees that he has read and fully understands the contents and the effect of this Agreement. Argenbright acknowledges and agrees that he has had a reasonable opportunity and been advised to seek the advice of an attorney as to such content and effect and that he did so to the extent he deemed appropriate. Argenbright accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ FRANK A. ARGENBRIGHT, JR.
Frank A. Argenbright, Jr.

AHL SERVICES, INC.

By:	/s/ A.CLAYTON PERFALL

Name:	A. Clayton Perfall
Title:	Chief Executive Officer